Exhibit 31.1
Certification of Chief Executive Officer

I, Vernon W. Hill, II , Chief Executive Officer of Commerce Bancorp, Inc. certify that:

     1. I have reviewed Amendment No. 2 of this Form 10-K of Commerce Bancorp, Inc.; and

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.





/s/ Vernon W. Hill, II                                    Date:  April 29, 2004
------------------------------------
Chairman, President and Chief Executive Officer
(principal executive officer)


                             [END OF CERTIFICATION]